UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2024

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5857 Owens Avenue, Suite 300, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

(760) 452-8111

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 5, 2024, Qualigen Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a placement agency agreement (the “PAA”) with Univest Securities, LLC (the “Placement Agent”), to sell the Shares (as defined below) to certain institutional investors (the “Investors”) that were included in a public offering (the “Offering”) of 14,724,058 shares of common stock, par value $0.001 per share of common stock (each a “Share,” and collectively, the “Shares”) at public offering price of $0.13 per Share and pre-funded warrants to purchase up to 11,972,754 Shares at a price of $0.129 per share with an exercise price of $0.001 per share (the “Pre-Funded Warrants”). The Pre-Funded Warrants are exercisable upon issuance and will remain exercisable until all the Pre-Funded Warrants are exercised in full.

The closing of the Offering occurred on September 6, 2024 (the “Closing Date”), and the Company received aggregate gross proceeds of $3.47 million, before payment of placement agent fees and expenses and other transaction costs. At the closing of the Offering, the Company also issued to Univest Securities, LLC, the exclusive placement agent in the Offering, a warrant to purchase 800,904 Shares (the “Placement Agent Warrant”), pursuant to the placement agent agreement (the “Placement Agent Agreement”). The Placement Agent Warrant has a term of five years commencing from the date of sales in the Offering, is exercisable after 180 days after issuance, and has an exercise price of $0.156 per share of common stock. The Company paid the Placement Agent a cash fee equal to 3% of the gross proceeds received in the Offering and certain other amounts for reimbursement of expenses incurred by the Placement Agent in connection with the Offering.

The Offering was made pursuant to an effective registration statement on Form S-1 (File No. 333-272623) that was initially filed with the Securities and Exchange Commission (the “Commission”) on June 13, 2023, and declared effective on September 4, 2024 (the “Registration Statement”), and a related final prospectus, dated September 5, 2024, that was filed with the Commission on September 6, 2024.

Pursuant to the Placement Agent Agreement, each of the directors and executive officers of the Company have entered into lock-up agreements that generally prohibit the sale, transfer, or other disposition of our securities, without the prior written consent of the Placement Agent, for a period of 180 days after the completion of this Offering.

The foregoing description of the Placement Agent Agreement, the Pre-Funded Warrants, and the Placement Agent Warrant, are qualified in their entirety by reference to the full text of each of the Placement Agent Agreement, Pre-Funded Warrants and Placement Agent Warrant, the forms of which are attached hereto as Exhibit 4.1, Exhibit 4.2, and Exhibit 10.1, respectively, to this current Report on Form 8-K, and which are incorporated herein in their entirety by reference.

Item 8.01 Other Events.

On September 6, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release announcing the closing of the Offering is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Placement Agent Warrant
10.1	Placement Agent Agreement
99.1	Closing press release dated September 6, 2024
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: September 9, 2024	By:	/s/ Michael S. Poirier
Michael S. Poirier, Chief Executive Officer